UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013 (October 31, 2013)

NEW ENTERPRISE STONE & LIME CO., INC.

(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664

(Address of principal executive offices)

(814) 766-2211

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On October 31, 2013, New Enterprise Stone & Lime Co., Inc. (the “Company”) announced that it closed its offer to exchange $301 million aggregate principal amount of its 13% Senior Secured Notes due 2018 (the “Exchange Notes”), which have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of its outstanding 13% Senior Secured Notes due 2018 (the “Old Notes”) that were originally issued in transactions exempt from registration under the Securities Act.  The aggregate principal amount of the Exchange Notes includes the $265 million in aggregate principal amount of the Old Notes initially issued in a private placement transaction on March 15, 2012, increased by an additional $36 million in lieu of cash issued as payment in kind interest in respect of the Old Notes on the September 15, 2012, March 15, 2013 and September 15, 2013 interest payment dates.  An aggregate of $301 million in principal amount, or approximately 100% of the Old Notes were validly tendered and accepted for exchange in the exchange offer, which expired at 5:00 p.m., New York City time, on October 30, 2013.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference into this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits

d) Exhibits.

No.	Description

99.1	Press Release dated October 31, 2013

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
President, Chief Executive Officer and Secretary

Date: November 1, 2013

EXHIBIT INDEX

No.	Description

99.1	Press Release dated October 31, 2013